As filed with the Securities and Exchange Commission on November 12, 2003

Registration No. 333-61192

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

_______________

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______________

NORTHROP GRUMMAN SPACE & MISSION SYSTEMS CORP.
(Exact name of registrant as specified in its charter)

(Formerly TRW INC.)

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Delaware (State or other jurisdiction of incorporation or organization)	95-4840775 (I.R.S. Employer Identification No.)

1900 Richmond Road, Cleveland, Ohio 44124
(Address of Principal Executive Offices) (Zip Code)

THE TRW CANADA STOCK SAVINGS PLAN
(Full title of the plan)

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John H. Mullan, Esq.
Corporate Vice President, Secretary and Associate General Counsel
Northrop Grumman Corporation
1840 Century Park East
Los Angeles, California 90067
(Name and address of agent for service)

(310) 553-6262
(Telephone number, including area code, of agent for service)

        This Post-Effective Amendment No. 2 is being filed to de-register 18,146 shares of common stock of Northrop Grumman Space & Mission Systems Corp., formerly TRW Inc. (the "Registrant").

        The shares were among the 80,000 shares registered under a Registration Statement on Form S-8, Registration No. 333-61192 (the "Registration Statement") for the TRW Canada Stock Savings Plan (the "Plan"), originally filed with the Commission on May 18, 2001. On December 11, 2002, pursuant to an agreement of merger, all of the outstanding shares of the Registrant, including those held by the Plan, were acquired by Northrop Grumman Corporation ("Northrop") in exchange for shares of Northrop. As a result, the Registrant is a wholly owned subsidiary of Northrop, and securities of the Registrant are no longer offered to or purchasable by participants in the Plan.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 16, 2003.

NORTHROP GRUMMAN SPACE & MISSION SYSTEMS CORP.

By	/s/ Albert F. Myers
Albert F. Myers President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Form S-8 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Albert F. Myers	President, Chief Executive Officer (Principal Executive Officer) and Director	October 16, 2003

/s/ James L. Sanford	Treasurer (Principal Financial Officer)	October 16, 2003

/s/ Gary W. McKenzie	Director	October 16, 2003

/s/ John H. Mullan	Director	October 16, 2003